Exhibit 10.9

                              EMPLOYMENT AGREEMENT

     Agreement made this 1st day of February, 2000 by and between NATHANIEL ENERGY CORPORATION, a Delaware corporation, hereinafter called "NECX" and Brian
G. Culvey hereinafter called "Employee".

     WHEREAS, NECX wishes to utilize the services of Brian G. Culvey; and

     WHEREAS, NECX desires to employ Employee as Chief Environmental Engineering Officer; and

     WHEREAS, Employee is being employed herein as Chief Environmental Engineering Officer for NECX who shall devote his best efforts toward providing advice and assistance to NECX, and all of their subsidiaries and affiliates; and

     WHEREAS, the Parties recognize that, while it is in their best interests to reduce to writing the following terms as an expression of the intentions of the parties, these terms and conditions of employment may be modified by further written agreement of the parties to reflect the ever changing conditions of the business requirements of NECX and its subsidiaries.

     Now, therefore, in consideration of the mutual promises herein provided, the parties agree as follows:

                                    ARTICLE I

     1.1 That the WHEREAS clauses hereinabove set forth are not mere recital and are an integral part of this agreement.

     1.2 Employee shall initially hold the title(s) of Chief Environmental Engineering Officer for NECX.

     1.3 Description of Services to be Performed.

         a. The duties to be performed by Employee shall be those of Chief Officer for NECX and Employee shall provide services and assistance to NECX, and any wholly owned subsidiaries of NECX as deemed necessary by NECX's Board of Directors. Such duties may be changed or modified from time to time to accommodate changes in business strategy.

         b. During the terms (as hereinafter defined) hereof, Employee agrees to perform diligently and in good faith such duties and services for NECX as are consistent with the position held by Employee under the direction of the Board of Directors of NECX (the "Board"), Employee agrees to devote his best efforts and all of his full business time, energies and abilities to the services to be performed hereunder and for the exclusive benefit of NECX. Employee shall be vested with such authority as is generally concomitant with the position which he is appointed.

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     1.4 Location. The principal place of employment and the location of
Employee's principal office and ordinary place of work shall be in Castle Rock, Colorado, provided, however, Employee shall, when requested by NECX or the Board of Directors, or may, if he determines it to be reasonably necessary, temporarily perform services outside said areas as are reasonably required for the proper performance of his duties under this Agreement.

     1.5 Representations. Each party represents and warrants to the other that he/it has full power and authority to enter into this Agreement and his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any other agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for the execution, delivery and performance of this Agreement or that all consents or approval of any third party required for his or its execution, delivery and performance of this Agreement have been obtained.

                                   ARTICLE II

     2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the date of the signing of this Agreement (the "Commencement Date") and shall continue for a period of four (4) years unless earlier terminated by NECX's Board of Directors or Employee pursuant to the provisions of this Agreement.

                                   ARTICLE III

                            Compensation and Benefits

     3.1 Base Salary. As compensation for the services to be rendered by Employee, NECX shall pay Employee, during the term of this Agreement, base salary of $60,000.00 per year, which base salary shall (prorated for periods less than a month) be paid in equal bi-monthly installments.

     3.2 Performance Bonus Compensation. Employee and NECX shall work together to establish a bonus arrangement based upon the profits of NECX and other criteria to be mutually agreed upon between Employee and NECX.

     3.3 Stock options. Employee shall be entitled to any stock options as are made available to other members of NECX's executive team.

     3.4 Benefits. All benefits to Employee specifically provided for herein shall be in addition to, and shall not diminish, (i) such other benefits and/or compensation as may hereafter be granted to or afforded to Employee by the Board of Directors of the Company or (ii) any rights which Employee may have or may acquire under any hospitalization, life insurance, pension, profit sharing, incentive compensation or other present or future employee benefit plan or plans of the Company.

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     3.5 Vacation. Employee shall be entitled to regular vacation during each year of four weeks in the aggregate. Any such vacation time not used by Employee in any one year shall accumulate to his benefit in the succeeding years and, to the extent not previously used as of the termination of the period of active employment, Employee shall be paid in cash in lieu of such unused vacation.

     3.6 Death Benefits. In the event of the death of Employee during the course of his employment hereunder, the Company shall continue to pay to Employee's widow, or to such other person or persons as may be designated by Employee in his Will, or to his Estate in the event of Employee's intestacy, one-half (1/2) of the compensation to which Employee is entitled pursuant to Article III hereunder for the balance of the period covered by this Agreement.

     3.6 Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable in the event of the termination hereof under Article V hereof, are subject to withholding for such federal, state and local taxes as NECX in its reasonable judgment determines to be required to any applicable law, rule or regulation.

                                   ARTICLE IV

                   Working Facilities, Expenses and Insurance

     4.1 Working Facilities and Expenses. Employee shall be furnished with an office at the principal office of NECX in Castle Rock, Colorado or at such other working facilities as the parties may later agree and Employee shall be afforded such secretarial and other assistance suitable to his position and adequate for the performance of his duties hereunder. It is contemplated that during the period of employment, Employee may be required to incur out-of-pocket expense in connection with the performance of his services hereunder, including expenses incurred for travel and business entertainment. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies. Notwithstanding and in addition to the foregoing, in recognition, that Employee will be required during the term of this Agreement to do a considerable amount of driving in connection with his services hereunder, the Company shall also provide Employee with an automobile allowance of $600 per month, and shall reimburse the Employee for all expensed relating to gasoline and automobile insurance, throughout the term of this Agreement.

     4.2 Insurance. NECX may at its expense, life insurance to Employee in the face amount of up to $1,000,000. Employee agrees to assist in procuring such insurance by submitting to the usual and customary medical and other examination to be conducted by such physician(s) as the Board of Directors or such insurance NECX may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

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                                    ARTICLE V

                                   Termination

     5.1 Termination. This Agreement and the employment of Employee may be terminated only as follows:

         (a) at the election of the Employee after six (6) months of service;

         (b) on the Scheduled Termination Date; or

         (c) for cause as set forth on Paragraph 5.2

     5.2 Termination for Cause. Employee shall be deemed to have been terminated for cause by NECX if he is terminated because he has committed any material act of dishonesty; has disclosed confidential information to third parties without authority; is guilty of gross carelessness or misconduct; has unjustifiably neglected his duties under this Agreement, or has conducted himself in a manner substantially detrimental to NECX. If Employee is terminated for cause, he shall be entitled to two (2) weeks severance pay. In addition, Employee shall be entitled to receive any benefits which are, at the time of the termination, vested pursuant to Paragraph 3.2 herein or any other bonus (including any claimed entitlements under any Performance Bonus plan), housing, health care or other entitlements herein or hereafter provided to Employee.

     5.3 Effect of Termination. If the Employee voluntarily terminates his employment, or in the event the Employment is terminated upon disability of the Employee.

         (a) Salary shall be paid through the date of voluntary resignation or termination.

         (b) Employee shall be entitled to reimbursement for expenses accrued through the date of resignation or termination in accordance with the provision of Section 3.1 hereof.

         (c) Employee shall receive such other benefits as may be provided under the terms hereof and the benefit plans mentioned in Paragraphs 3.2 and 3.3 herein.

         (d) Any stock options not exercised as of the date of Employee's resignation or termination shall expire upon the Employee's termination.

                                   ARTICLE VI

                             Covenant Not to Compete

         6.1 Covenant Not to Compete. Upon termination of this Agreement by either the voluntary resignation of Employee or a termination for cause by NECX, Employee shall not directly or indirectly, enter into or engage in any business in competition with the business of NECX, or its subsidiaries and affiliates, as it now exists or may exist at the time of termination

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of employment under this Agreement, either as an individual on his own account, or as a partner, joint venturer, employee, agent, or salesperson for any person or entity, or as an officer, director or stockholder of a corporation, or otherwise for a period of three (3) years after the date of termination of employment hereunder. It is agreed by the parties that this covenant on the part of the Employee may be enforced against Employee by NECX, or it subsidiaries by injunction, as well as by all other legal remedies available to the subsidiaries, NECX or. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographic area so that a lesser period of time or geographical areas shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any Court determines the specified time period or the specified geographical area that is determined by the courts to be reasonable, non-arbitrary and not against public policy may be enforced against Employee by injunction, as well as by all other legal remedies available to the subsidiaries or NECX.

     6.2 Solicitation of Employees. For a period of three years after he is no longer employed by NECX, the Employee will not, directly, or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, solicit any officer, director, employee or other individual;

     (a) To leave his or her employment or position with NECX, or their subsidiaries and/or affiliates;

     (b) To compete with the Business of NECX, or their subsidiaries and/or affiliates in business;

     (c) To violate the terms of any employment; non-competition or similar agreement with NECX, or their subsidiaries and/or affiliates;

     For purposes of this paragraph, references to the business of NECX shall include the business of NECX, or their subsidiaries and/or affiliates.

     6.3 (a) Employee agrees that in the event of a breach of any of the terms and provisions of this Article VI, NECX shall be entitled to secure an order in any suit brought for that purpose to enjoin Employee from violating any of the provisions of this Agreement and that, pending the hearing and the decision on the application for such order, NECX shall be entitled to a temporary restraining order without prejudice to any other remedy available to NECX, all at expense of Employee. EMPLOYEE UNDERSTANDS THAT THE COVENANTS OF THIS PARAGRAPH ARE THE ESSENCE OF THIS EMPLOYEMENT AGREEMENT, WITHOUT WHICH NO AGREEMENT WOULD BE ENTERED INTO BY NECX.

         (b) The provisions of Article VI shall in no event be construed to be an exclusive remedy, and such remedy shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under the laws of the United States or any state.

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                                   ARTICLE VII

                Confidentiality and Intellectual Property Rights

     7.1 Confidentiality. The Employee will not at any time during or after his employment, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, other than in the normal course of performing his duties, any information concerning any matter affecting or relating to NECX or the business of NECX and its subsidiaries or affiliates of NECX. While engaged as an employee of NECX, the Employee may only use information concerning any matters affecting or relating to NECX or the business of NECX and its subsidiaries for a purpose which is necessary to the carrying out of the Employee's duties as an employee of NECX, and the Employee may not make use of any information of NECX after he is no longer an employee of NECX. The Employee agrees to the above without regard to whether all of the above matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise, regarding NECX's business, including but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, earnings, and any financial or cost accounting reports, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is presumed to be important, material and confidential information of NECX for purposes of this Agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee agrees that all of this information is a trade secret owned exclusively by NECX that shall at all times be kept confidential. The Employee further agrees that he will, upon termination of his employment with NECX, return to NECX all books, records, lists and other written, typed or printed materials, whether furnished by NECX or prepared by the Employee, which contain any information relating to NECX's business, and the Employee agrees that he will neither make nor retain any copies of such materials after termination of employment. For purposes of this Article VII, references to the business or information of or relating to NECX shall include the information or business of NECX and any subsidiary or affiliate of NECX. "Affiliate" mean any teaming partner, venture or business entity wherein NECX or its subsidiaries have any business interest.

     7.2 Business Opportunities and Patentable Devices. Employee will make full and prompt written disclosure to NECX or its nominee of:

     (a) Any business opportunity of which he becomes aware and which relates to the Business of NECX or any of its subsidiaries or affiliates; and

     (b) Any patentable device, apparatus, method, process or improvement which he may invent or discover, either solely or jointly with any other person or person, resulting from or in the course of any work done by him as an employee of NECX, or relating to the work or duties he was employed or assigned to perform or actually does perform for NECX, or relating to any phase of NECX's business of field of interest in each case whether or not a patent apparatus, method, process or improvement is;

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         (1) Related to the project to which he is so assigned;

         (2) Made with a contribution by NECX or the use of NECX or NECX-held facilities, equipment, materials, allocated funds, proprietary information, or services of NECX or NECX subsidiaries, affiliates, employees or associated persons;

         (3) Made during working hours.

                                  ARTICLE VIII

                                  Miscellaneous

     8.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

     8.2 Notices. Any notice to be given to NECX and the Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

          If to NECX:                       Nathaniel Energy Corporation
                                            4871 North Mesa Drive
                                            Castle Rock, COlorado 80104

          If to the Employee:               Brian G. Culvey
                                            7867 Oak Way
                                            Sedalia, Colorado 80135

     Either party may hereafter notify the other in writing of any change in address. An notice shall be deemed duly given (a) when personally delivered, (b) when telecopied, telexed or transmitted by other form of written electronic transmission, or (c) on the third day after it is mailed by registered mail or certified mail, postage prepaid, as provided herein.

     8.3 Severability. The provision of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provision, or enforceable parts thereof, shall not be affected thereby.

     8.4 Successors and Assigns. The rights and obligations of NECX under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of NECX, including the survivor upon any merger, acquisition, consolidation or combination of NECX with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

     8.5 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or

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terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing, signed by the party against Whom such modification, termination or waiver is sought to be enforced. The parties agree that no prior drafts of this Agreement shall be admissible as evidence in any proceeding that involves the interpretation of any provision of this Agreement.

     8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado.

     8.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

     8.8 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

     8.9 Attorney's Fees. In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorney's fees, costs of legal assistants, and other costs from the other party, which shall include any fees or costs incurred at trial or any appellate proceeding, and expenses and other costs, including any accounting expenses incurred.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.



NATHANIEL ENERGY CORPORATION                  Employee:



By: /s/  Stan Abrams                          By: /s/  Brian G. Culvey
    ------------------------                      ------------------------------
    Stan Abrams                                   Brian G. Culvey
    President





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